UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2022

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2022, the Board of Directors of Evergy, Inc. (“Evergy”), approved and adopted Amended and Restated By-laws of Evergy (as amended, the “By-laws”), effective immediately, to provide that one or more shareholders of record owning at least 15% of the outstanding shares of common stock of Evergy may request that a special meeting of shareholders be called, subject to certain requirements as set forth in the By-laws. This right is in addition to the existing right of the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Board of Directors to call special meetings of shareholders.

The By-laws also include other technical, conforming or clarifying changes in certain other provisions, including to remove certain provisions of the By-laws that related to the merger of Evergy’s predecessor entities that are no longer applicable.

The above description is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Evergy, Inc., effective as of February 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergy, Inc.

/s/ Heather A. Humphrey
Heather A. Humphrey
Senior Vice President, General Counsel and Corporate Secretary

Date: February 22, 2022